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                                                                     EXHIBIT 4.9

                                  $175,000,000

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                  3 1/2% SENIOR CONVERTIBLE Debentures DUE 2022

                          REGISTRATION RIGHTS AGREEMENT

                                                                January 24, 2002

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
SG Cowen Securities Corporation
U.S. Bancorp Piper Jaffray Inc.
Thomas Weisel Partners LLC
Investec PMG Capital Corp.
Jeffries & Company, Inc.
c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, New York 10010-3629

Dear Ladies and Gentlemen:

     Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation, Lehman Brothers Inc., J.P. Morgan Securities Inc., SG Cowen Securities Corporation, U.S. Bancorp Piper Jaffray Inc., Thomas Weisel Partners LLC, Investec PMG Capital Corp., and Jeffries & Company, Inc. (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $175,000,000 aggregate principal amount (plus up to an additional $25,000,000 aggregate principal amount) of its 3 1/2% Senior Convertible Debentures due 2022 (the "Initial Securities"). The Initial Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the conversion price set forth in the Offering Circular, dated January 17, 2002 (the "Offering Circular"). The Initial Securities will be issued pursuant to an Indenture, dated as of January 24, 2002 (the "Indenture"), by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the "Securities") (each of the foregoing, a "Holder" and, collectively, the "Holders") from time to time until the earliest to occur of (i) the second anniversary of the effective date of the Shelf Registration Statement (as defined below) (or for such longer period if extended pursuant to Section 2(h) below), (ii) such time as such Securities have been sold pursuant to a Shelf Registration Statement and (iii) the expiration of the holding period applicable to such Securities held by persons that are not affiliates of the Company under Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"), or any successor rule thereof, as follows:

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     1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 1) file with the Securities and Exchange Commission (the "Commission") and thereafter use its reasonable efforts to cause to be declared effective as soon as practicable a registration statement on Form S-3 (the "Shelf Registration Statement" relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement (which methods will not include an underwritten offering without the prior written agreement of the Company) and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate (i) when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto or (ii) upon the expiration of the holding period applicable to such Securities held by persons that are not affiliates of the Company under Rule 144(k) under the Securities Act, or any successor rule thereof (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by
Section 2(b)(v) or (vi) below, and the Company thereafter complies with the requirements of Section 2(h).

     (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Holder of Transfer Restricted Securities agrees, by its acquisition of Transfer Restricted Securities, that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 1(d) and Section 2(h). Each Holder of Transfer Restricted Securities wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a written notice, substantially in the form of Annex A to the Offering Circular (a "Notice and Questionnaire") to the Company at least five

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(5) Business Days prior to any intended distribution of Transfer Restricted
Securities under the Shelf Registration Statement.

     2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

     (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement (other than any supplement solely listing the names of additional Holders), if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include in the Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a written notice to the Company on or prior to the date five (5) Business Days prior to such time of effectiveness containing substantially the information called for by the Notice and Questionnaire; and (iii) from and after the date the Shelf Registration Statement is initially declared effective, as promptly as practicable after the date a Notice and Questionnaire is delivered, if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; provided, that if such Notice and Questionnaire is delivered during a Deferral Period (as defined below), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth above upon expiration of the Deferral Period in accordance with Section 2(b).

     (b) The Company shall give written notice to the Initial Purchasers and the Holders of the Transfer Restricted Securities (which notice pursuant to clauses
(ii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) (a "Deferral Notice"):

          (i) when the Shelf Registration Statement or any amendment (other than an amendment solely listing the names of any additional Holders) thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

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          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (v) of the happening of any event (other than any event covered by (vi) below) that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

          (vi) the occurrence of any corporate development or the existence of any pending corporate development with respect to the Company that, in the good faith discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus.

     (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

     (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

     (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall

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not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

     (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall use all reasonable efforts to ensure that the use of the Prospectus may be resumed, including, without limitation, preparing and filing a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (x) in the case of clauses (ii) through (iv) of Section 2(b) above, as promptly as practicable,
(y) in the case of clause (v) of Section 2(b) above, as soon as, in the reasonable judgment of the Company, public disclosure of such material event would not be prejudicial to or contrary to the interests of the Company and (z) in the case of clause (vi) of Section 2(b) above, as soon as, in the good faith discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed 45 days in any three-month period or 120 days in any twelve-month period. To the extent the suspension of any Registration Statement or Prospectus exceeds either the 45-day or 120-day limitations in the preceding sentence, the Company shall pay Liquidated Damages to the Holders otherwise entitled to such payments hereunder. If the Company notifies the Initial Purchasers and the Holders in accordance with paragraphs
(ii) through (vi) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in
Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

     (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Initial Securities and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

     (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a

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fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

     (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") not later than the effective date of the Shelf Registration Statement and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     (m) The Company shall enter into such customary agreements and take all such other actions, if any, as Holders of a majority of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

     (n) The Company will use its best efforts if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement.

     (o) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

     3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

          (i) all registration and filing fees and expenses;

          (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

          (iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel for the Company;

          (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

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          (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit letter required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

     (b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel (which shall not exceed $20,000 in the aggregate), designated by the Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) to act as counsel for the Holders in connection therewith.

     4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein or (y) an offer or sale of Transfer Restricted Securities occurring during a Deferral Period, if the Holder received a Deferral Notice prior to mailing or distributing any preliminary prospectus or prospectus during the Deferral Period, and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus

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relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

     (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. It is understood that the indemnifying

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party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers, Holders of Transfer Restricted Securities, and all persons, if any, who control the Initial Purchasers or Holders of Transfer Restricted Securities within the meaning of the Securities Act or the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers, Holders of Transfer Restricted Securities, and control persons of the Initial Purchasers and Holders of Transfer Restricted Securities, such firm shall be designated in writing by the Initial Purchasers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to

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contribution as such indemnified party and each person, if any, who controls the
Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

     (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     5. Liquidated Damages Under Certain Circumstances. (a) Liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

          (i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the first date of original issuance of the Initial Securities;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the first date of original issue of the Initial Securities; or

          (iii) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein for periods in excess of those permitted in Section 2(h) because either (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

     Liquidated Damages shall accrue on the Transfer Restricted Securities (in addition to the interest set forth in the title of the Initial Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at
(x) in respect of any Initial Securities, a rate of 0.50% per annum of the principal amount thereof plus accrued interest thereon to the Damages Payment Date (as defined below), and (y) in respect of any shares of Common Stock issued upon conversion of each $1,000 principal amount of Initial Securities, a rate of 0.50% per annum of the principal amount of such Initial Securities so converted, plus accrued interest thereon to the Damages Payment Date, divided by the Conversion Price (as defined in the Indenture), in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that any Liquidated Damages accrued with respect to any Initial Security or portion thereof called for redemption on a redemption date or converted into shares of Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Transfer Restricted Security from and after the earlier of (x) the date such security is no longer a Transfer Restricted Security and (y) expiration of the Shelf Registration Period, nor shall Liquidated Damages accrue during a Deferral Period, unless the Deferral Period exceeds either the 45-day or 120-day limitations set forth in Section 2(h) hereof. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults until all Registration Defaults have been cured.

     (b) Any amounts of Liquidated Damages due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Initial Securities (each a "Damages Payment Date") to record Holders of then outstanding Securities that are Transfer Restricted Securities. The amount of Liquidated Damages will be determined on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days on which Liquidated Damages accrued during such period.

     (c) "Transfer Restricted Securities" means each Security until the earliest of (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or (iii) the date on which such Security would be saleable pursuant to Rule 144(k) under the Securities Act were it not held by an affiliate of the Company.

     6. Rules 144 and 144A. During the Shelf Registration Period, the Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering effected with the prior written agreement of the Company (as described in Section 1(a) hereof), the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering; provided that holders of

Common Stock issued upon conversion of the Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     8. Holder's Obligations. Each Holder agrees, by acquisition of the Transfer Restricted Securities, that no Holder of Transfer Restricted Securities shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 1(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Transfer Restricted Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to Commission comments or as the Company may reasonably request. Each Holder further agrees to notify the Company, within ten business days of request, of the amount of Transfer Restricted Securities sold by such Holder pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Transfer Restricted Securities were so sold; provided, that, such request by the Company shall clearly state that if the Holder fails to provide a response, the Company shall assume that the Holder's Transfer Restricted Securities have been sold.

     9. Miscellaneous.

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 hereof. The Company further agrees, to the extent permitted by applicable law, to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be the Liquidated Damages.

     (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Common Stock issued upon conversion of Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted). Without the consent of the Holder of each Initial Security, however, no modification may change the provisions relating to the payment of Liquidated Damages.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

          (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

          (2) if to the Initial Purchasers;

              Credit Suisse First Boston Corporation
              Eleven Madison Avenue
              New York, NY 10010-3629
              Fax No.:  (212) 325-8278
              Attention:  Transactions Advisory Group

     with a copy to:

              Latham & Watkins
              885 Third Avenue, Ste. 1000
              New York, NY  10022
              Fax No.: (212) 751-4864
              Attention: Peter M. Labonski

          (3) if to the Company, at its address as follows:

              Charles River Laboratories International, Inc.
              251 Ballardville Street
              Wilmington, MA  01887
              Fax No.: (978) 658-7132
              Attention: Dennis Shaughnessy

     with a copy to:

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, NY  10017
              Fax No.: (212) 450-4800
              Attention: Richard Truesdell

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

     (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

     (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

     (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                  Very truly yours,

                                  CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                                  By: /s/  Dennis R. Shaughnessy
                                     -------------------------------------------
                                     Name:  Dennis R. Shaughnessy
                                     Title: Vice President, Corporate
                                            Development, General Counsel and
                                            Secretary

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.
THOMAS WEISEL PARTNERS LLC
INVESTEC PMG CAPITAL CORP.
JEFFRIES & COMPANY, INC.

By: CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/  Edward M. Brown
    ---------------------------------------
    Name:  Edward M. Brown
    Title: Managing Director